UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

December 13, 2022

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Other Events.

(c) Principal Financial Officer and Principal Operating Officer

Patterson Companies, Inc. (the “Company”) announced that Kevin M. Barry, most recently the Company’s Interim Chief Financial Officer, has been named the Company’s Chief Financial Officer, and Kevin M. Pohlman, most recently President of Patterson Animal Health, has been named the Company’s Chief Operating Officer, effective December 13, 2022. Each such officer has been appointed to serve until his successor is duly appointed and qualified, subject to his earlier death, disqualification, resignation or removal.

Mr. Barry, age 44, became the Company’s Interim Chief Financial Officer in October 2022. He previously served as the Company’s Vice President, Finance and Controller from 2020 to 2022, the Company’s Vice President, Finance Operations and Strategy from 2018 through 2020, and Vice President and Chief Financial Officer of Patterson Dental, one of the Company’s subsidiaries, from 2017 to 2018. Prior to joining the Company, Mr. Barry served as the Director of Financial Operations of an operating unit of General Mills, Inc. (“GM”), a global manufacturer and marketer of branded consumer foods, from 2015 through 2017. Mr. Barry joined GM in 2005, and held various leadership positions in the U.S. and International segment finance organizations. Prior to joining GM, Mr. Barry worked at Jones Lang LaSalle, Inc. There are no familial relationships between Mr. Barry and any other director or executive officer of the Company. There are no transactions in which Mr. Barry has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Pohlman, age 60, became President of Patterson Animal Health, one of the Company’s subsidiaries, in July 2017. Mr. Pohlman joined Animal Health International, Inc., which was acquired by the Company in 2015, in August 2001 and was previously its Vice President of Sales and Marketing. Prior to assuming that role, Mr. Pohlman was President of Corporate Sales and Marketing. Beginning in 2001, Mr. Pohlman held a variety of leadership roles, including Vice President of Dealer Sales with oversight of the Marketing department until June 2011. Mr. Pohlman began his career with Pohlman Bros. Supply, a family-owned dealer and distributor of dairy equipment, animal health supplies and food plan supplies in Ohio. There are no familial relationships between Mr. Pohlman and any other director or executive officer of the Company. There are no transactions in which Mr. Pohlman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e) Compensatory Arrangements

In connection with his promotion to Chief Financial Officer, Mr. Barry will receive an annual base salary of $480,000 as well as continued participation in the Company’s other employee benefit plans and reimbursement for business expenses. Mr. Barry also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the Company’s Management Incentive Compensation Plan (“MICP”). If performance at target under the MICP is achieved, Mr. Barry’s annual cash incentive compensation would be $279,248 for fiscal year 2023 (representing a pro-rated blend of his target as Vice President, Finance and Controller and his target as Chief Financial Officer) and $360,000 for fiscal year 2024. In addition, Mr. Barry is eligible to receive annual long-term equity-based incentive compensation pursuant to the Company’s Amended and Restated 2015 Omnibus Incentive Plan (“Omnibus Plan”), or any successor plan thereto, which awards currently consist of 50% performance stock units, 25% stock options, and 25% restricted stock units, with an aggregate target value of $700,000 for fiscal year 2024. The equity awards for fiscal year 2024 will be granted on or about July 1, 2023. Mr. Barry’s annual base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation are reviewed on an annual basis.

In connection with his promotion to Chief Operating Officer, Mr. Pohlman will receive an annual base salary of $500,000 as well as continued participation in the Company’s other employee benefit plans and reimbursement for business expenses. Mr. Pohlman also is eligible to earn annual cash incentive compensation, which is payable if a threshold level of performance is achieved, pursuant to the MICP. If performance at target under the MICP is achieved, Mr. Pohlman’s annual cash incentive compensation would be $320,000 for fiscal year 2023 (representing a pro-rated blend of his target as President of Patterson Animal Health and his target as Chief Operating Officer) and $375,000 for fiscal year 2024. In addition, Mr. Pohlman is eligible to receive annual long-term equity-based incentive compensation pursuant to the Omnibus Plan, or any successor plan thereto, which awards currently consist of 50% performance stock units, 25% stock options, and 25% restricted stock units, with an aggregate target value of $1,100,000 for fiscal year 2024. The equity awards for fiscal year 2024 will be granted on or about July 1, 2023. Mr. Pohlman’s annual base salary, annual cash incentive compensation, and annual long-term equity-based incentive compensation are reviewed on an annual basis.

In addition, Messrs. Barry and Pohlman will each receive certain one-time incentive awards. On December 15, 2022, Mr. Barry will be granted a restricted stock unit award under the Omnibus Plan covering a number of shares of the Company’s common stock with a value of $260,000 based on the per-share closing price of the Company’s common stock on December 15, 2022. On December 15, 2022, Mr. Pohlman will be granted a restricted stock unit award under the Omnibus Plan covering a number of shares of the Company’s common stock with a value of $225,000 based on the per-share closing price of the Company’s common stock on December 15, 2022. Such awards will vest, assuming continued employment, to the extent of 33.33% of the award on the first anniversary of the date of grant, 33.33% of the award on the second anniversary of the date of grant, and the remaining 33.34% of the award on the third anniversary of the date of grant. The other terms and conditions of these incentive awards are set forth in the Form of Restricted Stock Unit Agreement for Executive Officers under the Omnibus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Effective December 13, 2022, Mr. Barry also entered into an Inducement, Severance and Change-in-Control Agreement with the Company, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. This agreement, which is substantially similar to the Restrictive Covenants, Severance and Change-in-Control Agreement Mr. Pohlman entered in June 2018 (which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein), provides for severance benefits upon involuntary termination without cause.

Such benefits, receipt of which is conditioned upon the executive’s execution and delivery of a release of all potential claims against the Company, consist of: 18 months of base salary; cash incentive compensation equal to an average of the last three years of actual MICP incentives; pro-ration of the current year MICP incentive based on actual performance; and 18 months of paid COBRA premiums. Such agreement also provides certain change-in-control benefits, in lieu of the above-referenced severance benefits, that are triggered if either of the following occurs within 24 months after a change in control (as defined in the agreement): the Company terminates the executive’s employment with the Company for a reason other than cause (as defined in the agreement); or the executive terminates his or her employment with the Company for good reason (as defined in the agreement). Such change-in-control benefits, receipt of which is also conditioned upon executive’s execution and delivery of a release of potential claims against the Company, consist of: 24 months of base salary; cash incentive compensation equal to the then-current target MICP incentive; pro-ration of the current year MICP incentive based on target performance; and 18 months of paid COBRA premiums.

In consideration of the severance and change-in-control benefits, each executive also has agreed to certain restrictive covenants including but not limited to post-employment non-compete and non-solicitation provisions for a restricted period (as defined). The restricted period is eighteen (18) months following the voluntary or involuntary termination of executive’s employment for whatever reason; provided, however, that it shall be twenty-four (24) months following (i) the involuntary termination of executive’s employment without cause (as defined) within two (2) years immediately following a change in control (as defined) or (ii) the executive’s resignation for good reason (as defined) within two (2) years immediately following a change in control (as defined). Each executive further agreed that the Company may terminate the executive’s right to the unvested restricted stock unit award issued in consideration of such agreement, and may require reimbursement to the Company by the executive of any incentive compensation previously paid or vested within the prior 12-month period, in certain circumstances.

The above-described one-time restricted stock unit award issuable to Mr. Barry on December 15, 2022 represents additional consideration for his entry into the Inducement, Severance and Change-in-Control Agreement. Mr. Pohlman received a one-time restricted stock unit award with a value of $1,250,000 in June 2018 as additional consideration for his entry into the Restrictive Covenants, Severance and Change-in-Control Agreement, which award had fully vested as of June 2021.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

10.1	Form of Restricted Stock Unit Agreement for Executive Officers under the Amended and Restated 2015 Omnibus Incentive Plan (incorporated by reference to our Annual Report on Form 10-K, filed June 23, 2021 (File No. 000-20572)).

10.2	Inducement, Severance and Change-in-Control Agreement by and between Patterson Companies, Inc. and Kevin M. Barry, dated December 13, 2022 (filed herewith).

10.3	Restrictive Covenants, Severance and Change-in-Control Agreement by and between Patterson Companies, Inc. and Kevin M. Pohlman, dated June 11, 2018 (incorporated by reference to our Current Report on Form 8-K, filed June 12, 2018 (File No. 000-20572)).

99	Press Release of Patterson Companies, Inc., dated December 15, 2022 (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: December 15, 2022	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary